Exhibit 99.1

Joint Filing Agreement

By this Agreement, the undersigned agree that this amended Statement on Schedule 13D being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities of Willi-Food International Ltd. is being filed on behalf of each of us.

Dated: December 16, 2014	/s/ Alexander Granovskyi
Alexander Granovskyi

Israel 18 B.V.

By: /s/ Euryton Trust Management B.V.
Name: Euryton Trust Management B.V.
Title: Director

By: /s/ Doron Shamir
Name: Doron Shamir*
.	Title: Director

By: /s/ Alon Elmaliyah
Name: Alon Elmaliyah*
Title: Proxy Holder A

BGI Investments (1961) Ltd.

By: /s/ Israel Yossef Schneorson
Name: Israel Yossef Schneorson
Title: Chief Executive Officer

By: /s/ Eyal Merdler
Name: Eyal Merdler
Title: Chief Financial Officer

B.S.D. Crown Ltd.

By: /s/ Israel Yossef Schneorson
Name: Israel Yossef Schneorson
Title: Chief Executive Officer

By: /s/ Eyal Merdler
Name: Eyal Merdler
Title: Chief Financial Officer

Willi-Food Investments Ltd.

By: /s/ Joseph Williger
Name: Joseph Williger
Title: Chairman

By: /s/ Emil Bulilovsky
Name: Emil Bulilovsky
Title: Chief Executive Officer

* Evidence of signature authority is filed herein as Exhibit 99.2.